UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2020

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 1.01 Entry Into A Material Definitive Agreement.

On May 20, 2020, VolitionRx Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, acting on its own behalf and as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 4,365,000 shares of the Company’s common stock, par value $0.001 per share, at the public offering price of $2.75 per share, less underwriting discounts and commissions of approximately $0.186 per share (the “Firm Shares”).  Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 654,750 additional shares of the Company’s common stock to cover overallotments, if any, at the public offering price of $2.75 per share, less underwriting discounts and commissions of approximately $0.193 per share (the “Option Shares” and together with the Firm Shares, the “Shares”).  On May 21, 2020, the Underwriters exercised the overallotment option in full for the Option Shares.

The Shares will be issued pursuant to an effective registration statement on Form S-3 (File No. 333-227248), which became effective on September 28, 2018, the base prospectus contained therein, and a related prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

The offering of the Shares closed on May 22, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, lock-up and termination provisions.  The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties in connection with the execution of the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated May 22, 2020, regarding the validity of the Shares to be issued and sold in the offering.  A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 19, 2020, May 20, 2020 and May 22, 2020, respectively, the Company issued press releases announcing the launch, pricing and closing of the public offering. Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 20, 2020, between the Company and National Securities Corporation, as representative of the several Underwriters named therein.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
99.1	Press Release of VolitionRx Limited issued May 19, 2020.
99.2	Press Release of VolitionRx Limited issued May 20, 2020.
99.3	Press Release of VolitionRx Limited issued May 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: May 22, 2020	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 20, 2020, between the Company and National Securities Corporation, as representative of the several Underwriters named therein.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
99.1	Press Release of VolitionRx Limited issued May 19, 2020.
99.2	Press Release of VolitionRx Limited issued May 20, 2020.
99.3	Press Release of VolitionRx Limited issued May 22, 2020.